LightPath Technologies, Inc. Has Entered Into a National Media Agreement With the Money Channel Inc. and Steve Crowley's "AMERICAN SCENE" Radio Program Through MJD Media

ORLANDO, FL -- (Marketwire - January 14, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH) has signed a national radio, television and Internet Media Agreement with the Money Channel Inc., through MJD Media, which will include Corporate Profiles in its Investors Showcase segments each week on Steve Crowley's "AMERICAN SCENE" national Radio. This program airs for three hours daily Monday through Friday. Money Channel also produces a national weekly television program, "WALLSTREETCAST" which airs on the FOX Business Network during certain times of the year. "American Scene" was launched nationally in June 1990, and "WallStreetCast" has been produced since 2005. Both programs feature personal finance advice, stock market-related news and advice, and include regular CEO interviews of Micro-cap and Small-cap companies.

--  As part of this Media Agreement, CEO Jim Gaynor will accompany the
    Money Channel to its "Broadcast Booth" at the annual World Money Show in
    Orlando, which will take place at the Gaylord Palms Resort from February 3-
    6, 2010.  At this event, 8,000 to 12,000 investor-attendees are expected.
    National Radio and Television programs will be produced from this venue that feature Global Investor Services and www.investview.com.

--  Beginning this week, CEO Jim Gaynor will be a regular on-air guest on "American Scene" twice weekly through April 20, 2010, and will be interviewed by host Steve Crowley regarding relevant corporate events, news releases and company products and services.

--  Similarly, the company and Mr. Gaynor will be featured in a produced television News Feature Segment which will air in an upcoming edition of
    "WALLSTREETCAST" for four weeks on the FOX Business Network during weekend programming.

"The execution of this agreement will strengthen existing and future relationships with the investing public both in North America and globally. We are extremely pleased to work with the MONEY CHANNEL, as an effective means to deliver our message to both investors and potential customers. We will use this media to demonstrate the company's progress, and to showcase our products and services in a timely manner to our targeted audience," said CEO Jim Gaynor.

About LightPath Technologies, Inc.:

LightPath Technologies, Inc. designs, develops, manufactures, and distributes optical components and assemblies in the United States, Europe, North Africa, and Asia. It offers precision molded glass aspheric optics, precision molded infrared molder optics, isolators, proprietary fiber-optic collimators, GRADIUM glass lenses, and other optical materials used to produce products that manipulate light. The company's products are used in defense products, medical devices, laser aided industrial tools, automotive safety applications, barcode scanners, optical data storage, telecommunications, machine vision, and sensors. LightPath Technologies, Inc. sells its products through its sales force and distributors. The company was founded in 1985 and is headquartered in Orlando, Florida.

About Money Channel Inc.:

The Money Channel Inc. is headquartered in Coconut Creek, Florida and has operated as a Media Company since 2004, and its CEO, Stephen Crowley is a former Price Waterhouse and Co. CPA-Manager, the former Money Editor of ABC's "Good Morning America" as well as the author of "MONEY FOR LIFE" published by Simon & Schuster.

Mr. Crowley and his team have produced more than 9,000 national Radio and Television programs since 1982 in markets ranging from New York to San Diego and from Seattle to Miami. American Scene Radio is also co-branded with Investors Business Daily at www.investors.com/americanscene and with "thestreet.com" founded by Jim Cramer.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contact:

LightPath Technologies, Inc.
2603 Challenger Tech Court Suite 100
Orlando, FL 32826 United States
Phone: 407-382-4003
Web Site: http://www.lightpath.com